UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2014

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, IMAX Corporation (the “Company”) came to an agreement (the “Agreement”) with Joseph Sparacio the Company’s Chief Financial Officer, with respect to the key terms of his continued employment with the Company effective May 15, 2014. Mr. Sparacio’s prior employment arrangement was to terminate on May 14, 2014. Under the terms of his new arrangement, Mr. Sparacio’s employment has been extended for two years through May 13, 2016. Pursuant to the new arrangement, Mr. Sparacio’s annual salary will be increased as follows: (i) $475,000 effective May 15, 2014; and (ii) $500,000 effective May 15, 2015. Mr. Sparacio’s target bonus remains 35% of his annual base salary.

In addition, in connection with annual equity grants to employees in the first quarter of 2015, Mr. Sparacio will receive an equity grant valued at $650,000. The 2015 equity grant will be comprised of 25% stock options and 75% restricted share units (“RSUs”). All stock options and RSUs granted pursuant to the Amendment will vest over four years, with 20% vesting the first year, 25% vesting the second year, 25% vesting the third year and 30% vesting in the fourth year. In the event that the Company elects not to renew Mr. Sparacio’s employment agreement at the end of its term, the vesting of the stock options and RSUs granted pursuant to the Amendment will accelerate just prior to May 13, 2016. In addition, any historical equity grants with tranches vesting between May 13, 2016 and March 31, 2017 will also be accelerated on or just prior to May 13, 2016.

In the event the Company intends not to renew the Agreement at the end of its term, Mr. Sparacio is eligible to receive a one-time bonus of $50,000. In addition, after the end of the term of the agreement, the Company will make COBRA payments for Mr. Sparacio and his wife for 36 months for medical coverage and for 18 months for dental and vision coverage, in each case subject to mitigation. In such circumstances, any equity awards not vested as of the end of the term of the Agreement will be forfeited All vested options will remain exercisable for 12 months following the end of the term of the Agreement, provided, however, that stock options granted pursuant to the 2015 equity grant will remain exercisable for 24 months following the end of the term of the Agreement. Mr. Sparacio will be required to be bound by the Company’s Share Ownership Guidelines for a period of three months following the end of the term of the Agreement.

Others terms shall be substantially the same as under Mr. Sparacio’s prior employment agreement. A long form agreement memorializing the terms of Mr. Sparacio’s new employment arrangement will be entered into by the Company and Mr. Sparacio in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: May 28, 2014	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer & Chief Business Development Officer

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Chief Administrative Officer & Corporate Secretary